TERM LOAN NOTE

                                                       Chicago, Illinois
  $7,000,000                                           January 6, 1999

       This Term Loan Note is executed and delivered under and pursuant to the terms of that certain Credit Agreement dated as of January 6, 1999 entered into by and among Circuit Systems, Inc., an Illinois corporation, Circuit Systems of Tennessee, L.P., a Tennessee limited partnership, SVPC Circuit Systems, Inc., a California corporation, their successors and assigns (each a "Borrower" and collectively, the "Borrowers"), the lenders which are parties thereto and LaSalle National Bank, a national banking association, as the Agent (in such capacity, the "Agent") together with all extensions, renewals, amendments, restatements, substitutions and replacements thereto and thereof (the "Credit Agreement").

       FOR VALUE RECEIVED, the Borrowers promise to pay to the order of LaSalle National Bank, its successors and assigns (the "Lender") at the office of the Agent at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as Agent may from time to time designate to Borrowers in writing, the principal sum of Seven Million Dollars ($7,000,000), together with interest, without relief from valuation and appraisement laws, principal and interest to be paid as follows:

           (a) the principal payable in consecutive monthly installments of $97,222.22, beginning on January 31, 1999 and continuing thereafter on the last day of each month, until the Term Loan Maturity Date, at which time all of the unpaid principal of this Term Loan Note shall be and become due and payable, and

           (b) interest on the unpaid principal sum of this Term Loan Note shall accrue from the date hereof at the applicable interest Rate Option and shall. be calculated in accordance with the terms of the Credit Agreement, including without limitation, at the Default Rate (as defined in the Credit Agreement), whether or not judgment has been entered on this Term Loan Note, payable monthly in arrears on the last day of each month commencing on January 31, 1999 and continuing through the Term Loan Maturity Date.

       This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement. This Term Loan Note is secured by the Liens granted pursuant to the Credit Agreement and the other Loan Documents. All capitalized terms used in this Term Loan Note as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the meanings given them in the Credit Agreement. Reference is made to the Credit Agreement for provisions requiring prepayment of principal and for the acceleration of the maturity of this Term Loan Note. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if such terms, conditions, covenants, representations and warranties were fully set forth herein.

       All payments of principal and interest shall be made at the office of the Agent set forth above.
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       Upon the  occurrence of  any Event  of Default  specified in  the
  Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable and the Lender may exercise any other rights and remedies, including, without limitation, its rights and remedies against the Collateral given to secure the repayment of the Term Loan Note, all as provided in the Credit Agreement.

       All amounts payable under the terms of this Term Loan Note shall be payable with expenses of collection, including reasonable attorneys' fees, and without relief from valuation and appraisement laws. All payments on account of this Term Loan Note shall be applied first to expenses and costs of collection, including reasonable attorney's fees, next to all accrued and unpaid interest, to any unpaid Fees under the Credit Agreement and to any other outstanding Obligations relating to this Term Loan Note, and only after the satisfaction of all of such expenses, fees, interest and costs, to principal.

       Demand, presentation, protest, notice of dishonor and notice of default are hereby waived.

       Time is of the essence of this Term Loan Note and each and every provision hereof.

       EACH OF THE BORROWERS HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY BORROWER IS A PARTY AS TO ALL MATTERS AND THINGS ARISING OUT OF THIS TERM LOAN NOTE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

       IN WITNESS WHEREOF, this Term Loan Note has been duty executed and delivered as of this _ day of January, 1999.

                                  Circuit Systems, Inc.
                                        /s/
                                        __________________
                                  Name: James E. Robbs
                                  Title: VP Finance

                                  Circuit Systems of Tennessee, L.P.,

                                  by Circuit Systems of Tennessee, Inc.,
                                  its general partner

                                      /s/
                                  By:_______________________
                                  Name: James E. Robbs
                                  Title: VP Finance:

                                  SVPC Circuit Systems, Inc.

                                      /s/
                                  By:_______________________
                                  Name: James E. Robbs
                                  Title: VP Finance